As filed with Securities and Exchange Commission on June 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CYTOKINETICS, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	94-3291317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

280 East Grand Avenue

South San Francisco, California 94080

(650) 624-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert I. Blum

President & Chief Executive Officer

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, California 94080

(650) 624-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Jones

Michael Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following    box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☑  333-178189

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.001 par value	(1)(2)(3)	(1)	(1)(2)(3)	—
Preferred Stock, $0.001 par value	(1)(2)(3)	(1)	(1)(2)(3)	—
Warrants	(1)(2)(3)	(1)	(1)(2)(3)	—
Total			$20,000,000	$2,292

(1)	Not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(2)	The Registrant previously registered such indeterminate amount and number of each identified class of the identified securities up to a proposed maximum aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-178189) on November 25, 2011, which was declared effective on December 8, 2011. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional indeterminate amount and number of each identified class of the identified securities as shall have an aggregate offering price not to exceed $20,000,000 are being registered hereunder, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. Registration fees are calculated pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3)	The Registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange or exercise of any other securities that provide for such conversion, exchange or exercise, or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, or Rule 462(b), and General Instruction IV.A. to Form S-3 to register the Registrant’s common stock, preferred stock and warrants, individually or in combination with other securities, including common stock upon conversion of preferred stock, and common stock or preferred stock upon the exercise of warrants, with an aggregate initial offering price not to exceed $20,000,000. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-178189), filed with the Securities and Exchange Commission, or the SEC, on November 25, 2011, and declared effective by the SEC on December 8, 2011, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on June 20, 2012.

CYTOKINETICS, INCORPORATED

By:	/s/ Robert I. Blum
Robert I. Blum
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert I. Blum Robert I. Blum	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2012

/s/ Sharon A. Barbari Sharon A. Barbari	Executive Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2012

/s/ L. Patrick Gage L. Patrick Gage, Ph.D.	Chairman of the Board of Directors	June 20, 2012

Stephen Dow	Director

Denise M. Gilbert, Ph.D.	Director

/s/ John Henderson, M.B., Ch.B. John Henderson, M.B. Ch.B.	Director	June 20, 2012

/s/ Santo Costa Santo J. Costa	Director	June 20, 2012

/s/ Sandford Smith Sandford Smith	Director	June 20, 2012

/s/ Wendell Wierenga, Ph.D. Wendell Wierenga, Ph.D.	Director	June 20, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.